As Filed with the Securities and Exchange Commission on March 19, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Goldcorp Inc.
(Exact name of registrant as specified in its charter)

Ontario	1041	Not Applicable
(Province or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer identification No.)

Suite 3400-666 Burrard Street
Vancouver, British Columbia
V6C 2X8
(604) 696-3000
(Address and telephone number of registrant’s principal executive offices)

CT Corporation System
c/o Team 1, New York
111 8th Avenue
New York, New York 10011
(800) 223-7567
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

David Stone John Koenigsknecht Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 (312) 269-8000	Mark Bennett Jennifer Traub Cassels Brock & Blackwell LLP 2100 Scotia Plaza 40 King Street West Toronto Canada, M5H 3C2 (416) 869-5300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	At some future date (check the appropriate box below).

1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).
2.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☑	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)(2)	Unit(2)	Aggregate Offering Price(2)	Registration Fee(3)
Common Shares, no par value	8,439,425	$45.12	$380,814,073	$27,153
Total			$380,814,073	$27,153

(1)	This Registration Statement relates to up to 8,439,425 common shares of the Registrant (“Common Shares”) which may be issued upon exercise of the common share purchase warrants of the Registrant (see “Plan of Distribution” in the Registrant’s short form base shelf prospectus).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i). The exercise price of one warrant is Cdn$45.75. For purposes of this table, the exercise price of the warrants has been converted on the basis of the noon buying rate certified by the Bank of Canada on March 18, 2010 of Cdn$0.9863 per US dollar.

(3)	A filing fee of $38,886.36 was previously paid by the Registrant in connection with Registration No. 333-132612, initially filed with the SEC on March 21, 2006. Pursuant to Rule 457(p), the Registrant hereby offsets $27,153 of such previously paid filing fee against the total amount of the filing fee due for this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) OF THE ACT, MAY DETERMINE.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the British Columbia Securities Commission but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the British Columbia Securities Commission.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the British Columbia Securities Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Goldcorp Inc. at Suite 3400, 666 Burrard Street, Park Place, Vancouver, British Columbia, Canada, V6C 2X8, telephone number (604) 696-3000, and are also available electronically at www.sedar.com.

This short form base shelf prospectus has been filed under legislation in the Province of British Columbia that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

New Issue	March 19, 2010

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

Up to 8,439,425 Common Shares

This short form prospectus is being filed by Goldcorp Inc. (“Goldcorp” or the “Corporation”) to qualify the distribution of up to 8,439,425 common shares of the Corporation (each, a “Warrant Share” and, collectively, the “Warrant Shares”) issuable upon exercise of 8,439,425 common share purchase warrants of the Corporation (each, a “Warrant” and, collectively, the “Warrants”). Each Warrant is exercisable to purchase one Warrant Share at a price of C$45.75 at any time prior to 5:00 p.m. (Vancouver time) on June 9, 2011.

Under the multijurisdictional disclosure system adopted by the United States and Canada, the Corporation is permitted to prepare this short form prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such disclosure requirements are different from those of the United States. The financial statements incorporated herein by reference have been prepared in accordance with Canadian generally accepted accounting principles, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Warrant Shares described herein may have tax consequences both in the United States and in Canada. Such consequences for investors may not be described fully herein.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of the Province of Ontario, Canada, that most of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement to which this short form prospectus relates are residents of a foreign country, and that a substantial portion of the assets of the Corporation and said persons are located outside the United States.

The Warrant Shares have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities regulator, nor has the SEC or any state securities regulator passed upon the accuracy and adequacy of this short form prospectus. Any representation to the contrary is a criminal offence.

Investing in the Warrant Shares involves a high degree of risk. Investors should carefully read the “Risk Factors” section in this short form prospectus.

No underwriter has been involved in the preparation of, or has performed a review of, the contents of this short form prospectus.

The Corporation’s head office is located at Suite 3400, 666 Burrard Street, Park Place, Vancouver, British Columbia, V6C 2X8 and its registered office is located at Suite 2100, 40 King Street West, Toronto, Ontario, M5H 3C2.

Investors should rely only on the information contained or incorporated by reference in this short form prospectus. The Corporation has not authorized anyone to provide investors with different information. The Corporation is not making an offer of the Warrant Shares in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this short form prospectus is accurate as of any date other than the date on the front of those documents.

     Unless the context otherwise requires, references in this short form prospectus to “Goldcorp” or the “Corporation” include Goldcorp Inc. and each of its material subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This short form prospectus contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Forward-looking statements include, but are not limited to, statements with respect to the future price of gold, silver, copper, lead and zinc, the estimation of mineral reserves and resources, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, currency exchange rate fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotation thereof. All forward-looking statements are based on several assumptions, certain of which appear proximate to the applicable forward-looking statements herein, and are developed based on assumptions about such risks, uncertainties and other factors set out herein. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Goldcorp to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: risks related to the integration of acquisitions; risks related to international operations, including economical and political instability in foreign jurisdictions in which Goldcorp Inc. operates; risks related to current global financial conditions; risks related to joint venture operations; actual results of current exploration activities; environmental risks; future prices of gold, silver, copper, lead and zinc; possible variations in ore reserves, grade or recovery rates; mine development and operating risks; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; risks related to indebtedness and the service of such indebtedness, as well as those factors discussed in the section entitled “Risk Factors” in this short form prospectus. Although Goldcorp has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements contained in this short form prospectus are made as of the date hereof and, accordingly, are subject to change after such date. Except as otherwise indicated by Goldcorp, these statements do not reflect the potential impact of any non-recurring or other special items or of any dispositions, monetizations, mergers, acquisitions, other business combinations or other transactions that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans and allowing investors and others to get a better understanding of our operating environment. Goldcorp does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.

CAUTIONARY NOTE TO UNITED STATES INVESTORS
REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

This short form prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included in this short form prospectus have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum classification system as well as the Australasian Code for Reporting Mineral Resources and Ore Reserves, or the JORC Code, which is accepted under the Canadian Standards. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference in this short form prospectus may not be comparable to similar information disclosed by United States companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by United States standards in documents filed with the SEC. United States investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a mineral resource estimate is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by Goldcorp in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with United States standards.

See “Description of the Business — Technical Information” in the Annual Information Form, which is incorporated by reference herein, for a description of certain of the mining terms used in this short form prospectus and the documents incorporated by reference herein.

FINANCIAL INFORMATION

The financial statements of the Corporation incorporated by reference in this short form prospectus are reported in United States dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this short form prospectus is determined using Canadian generally accepted accounting principles, referred to as “Canadian GAAP”. Canadian GAAP differs from United States generally accepted accounting principles, referred to as “U.S. GAAP”.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

This short form prospectus contains references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and Canadian dollars are referred to as “Canadian dollars” or “C$”.

The high, low, average and closing exchange rates for Canadian dollars in terms of the United States dollar for each of the three years in the period ended December 31, 2009, as quoted by the Bank of Canada, were as follows:

	Year ended December 31
	2009		2008		2007

High	C$	1.3000	C$	1.3008	C$	1.1853
Low		1.0292		0.9711		0.9170
Average(1)		1.1420		1.0660		1.0748
Closing		1.0466		1.2180		0.9913

(1)	Calculated as an average of the daily noon rates for each period.

On March 18, 2010, the closing exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.0139.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form prospectus from documents filed with the British Columbia Securities Commission which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Goldcorp at Suite 3400, 666 Burrard Street, Park Place, Vancouver, British Columbia, V6C 2X8, telephone number (604) 696-3000, and are also available electronically at www.sedar.com. The filings of the Corporation through the System for Electronic Document Analysis and Retrieval (“SEDAR”) are not incorporated by reference in this short form prospectus excepts as specifically set out herein.

The following documents are specifically incorporated by reference in, and form an integral part of, this short form prospectus:

(a)	the annual information form (the “Annual Information Form”) of the Corporation for the financial year ended December 31, 2009 dated March 19, 2010;

(b)	the audited consolidated balance sheets of the Corporation as at December 31, 2009 and 2008 and the consolidated statements of earnings, cash flows, shareholders’ equity and comprehensive income for each of the three years in the period December 31, 2009, together with the report of independent registered chartered accountants thereon and the notes thereto;

(c)	management’s discussion and analysis of financial condition and results of operations of the Corporation for the financial year ended December 31, 2009;

(d)	the management information circular of the Corporation dated March 27, 2009 prepared in connection with the annual meeting of shareholders of the Corporation held on May 22, 2009; and

(e)	the material change report of the Corporation filed on January 12, 2010 relating to the Corporation’s execution of a binding agreement with New Gold Inc. (“New Gold”), whereby New Gold will exercise its right of first refusal and acquire the 70% interest in the El Morro project held by Xstrata Copper Chile S.A., a wholly-owned subsidiary of Xstrata Plc.

Any document of the type referred to in Section 11.1 of Form 44-101F1 Short Form Prospectus, if filed by the Corporation after the date of this short form prospectus shall be deemed to be incorporated by reference in this short form prospectus. In addition, any similar documents filed on Form 6-K or Form 40-F by the Corporation with the SEC after the date of this short form prospectus shall be deemed to be incorporated by reference in this short form prospectus, if and to the extent expressly provided for in such reports on Form 6-K or Form 40-F. The Corporation’s periodic reports on Form 6-K and its annual reports on Form 40-F are available at the SEC’s website at www.sec.gov. Any statement contained in this short form prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this short form prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this short form prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Deloitte & Touche LLP; (3) the consent of Cassels Brock & Blackwell LLP; (4) the consents of certain “qualified persons” under NI 43-101, being Stephane Blais, Chris Osiowy, Robert H. Bryson, Fred H. Brown, Reynaldo Rivera, Mani M. Verma, B. Terrence Hennessey, David T. Wells, Julio Bruna Novillo, Patrick R. Stephenson, Herbert A. Smith, Murray (Guy) Butcher, Christopher A. Carr, Andrew S. Tripp, James S. Voorhees and Maryse Belanger; and (5) the powers of attorney from the directors and certain officers of the Corporation.

AVAILABLE INFORMATION

The Corporation has filed with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Warrant Shares. This short form prospectus, which constitutes a part of the Registration Statement, does not contain all of the information that will be set forth in the Registration Statement, certain parts of which will be omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Corporation and the Warrant Shares, reference is made to the Registration Statement and the exhibits thereto, which will be publicly available as described below.

The Corporation files reports and other information with the securities commissions or similar authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

The Corporation is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States and Canadian securities regulators, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as United States companies. Reports and other information filed by the Corporation may be inspected at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials can also be obtained at prescribed rates from such facilities. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities and may read and download some of the documents the Corporation has filed with the SEC on the SEC’s website at www.sec.gov free of charge. Certain of the Corporation’s filings are also available free of charge on the Corporation’s website at www.goldcorp.com.

THE CORPORATION

Goldcorp is engaged in the acquisition, exploration, development and operation of precious metal properties in Canada, the United States, Mexico and Central and South America. Goldcorp is the lowest cost and fastest growing multi-million ounce senior gold producer in the world. The principal products and sources of cash flow for Goldcorp are derived from the sale of gold, silver and copper. However, in the future, it is expected that the sale of lead and zinc will be a source of cash flow for Goldcorp. Goldcorp’s mineral properties by jurisdiction are as follows:

Canada and the United States

•	a 100% interest in the Red Lake gold mines (the “Red Lake Gold Mines”) in Canada (the Red Lake Gold Mines are considered to be a material mineral project to Goldcorp), including a 100% interest in the Bruce Channel deposit in Canada;

•	a 100% interest in the Porcupine gold mine in Canada;

•	a 100% interest in the Musselwhite gold mine in Canada;

•	a 66 2/3% interest in the Marigold gold mine in the United States;

•	a 100% interest in the Wharf gold mine in the United States;

•	a 100% interest in the Éléonore gold project in Canada; and

•	a 40% interest in the South Arturo gold exploration project in the United States.

Mexico

•	a 100% interest in the Los Filos gold-silver mine (the “Los Filos Mine”) in Mexico (the Los Filos Mine is considered to be a material mineral project to Goldcorp), including a 100% interest in the Nukay gold mine in Mexico;

•	a 100% interest in the El Sauzal gold mine in Mexico;

•	a 100% interest in the San Dimas gold-silver mines in Mexico; and

•	a 100% interest in the Peñasquito gold-silver-lead-zinc project (the “Peñasquito Project”) in Mexico (the Peñasquito Project is considered to be a material mineral project to Goldcorp), including a 100% interest in the Noche Buena gold-silver project in Mexico and a 100% interest in the Camino Rojo gold-silver project in Mexico.

Central and South America

•	a 37 1/2% interest in the Bajo de la Alumbrera gold-copper mine (the “Alumbrera Mine”) in Argentina (the Alumbrera Mine is considered to be a material mineral project to Goldcorp);

•	a 100% interest in the Marlin gold-silver mine (the “Marlin Mine”) in Guatemala (the Marlin Mine is considered to be a material mineral project to Goldcorp);

•	a 100% interest in the San Martin gold mine in Honduras (in reclamation);

•	a 40% interest in the Pueblo Viejo gold-silver-copper development stage project (the “Pueblo Viejo Project”) in the Dominican Republic (the Pueblo Viejo Project is considered to be a material mineral project to Goldcorp);

•	a 100% interest in the Cerro Blanco gold-silver project in Guatemala;

•	a 100% interest in the Escobal gold-silver project in Guatemala; and

•	a 70% interest in the El Morro copper-gold project in Chile (the El Morro Project is considered to be a material mineral project to Goldcorp).

RISK FACTORS

An investment in the Warrant Shares is speculative and involves a high degree of risk. Any prospective investor should carefully consider the risk factors set forth under “Risk Factors” in the Annual Information Form incorporated by reference herein and all of the other information contained in this short form prospectus (including, without limitation, the documents incorporated by reference) before purchasing any of the Warrant Shares. The risks described therein are not the only risks facing the Corporation. Additional risks and uncertainties not currently known to the Corporation, or that the Corporation currently deems immaterial, may also materially and adversely affect its business.

CONSOLIDATED CAPITALIZATION

There have not been any material changes in the share and loan capital of the Corporation since December 31, 2009, the date of the Corporation’s most recently filed financial statements.

DESCRIPTION OF COMMON SHARES

The authorized share capital of the Corporation consists of an unlimited number of common shares (the “Common Shares”). As of March 18, 2010, 733,855,826 Common Shares were issued and outstanding. Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro-rata basis such dividends, if any, as and when declared by the Corporation’s board of directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation are entitled to receive on a pro-rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

PLAN OF DISTRIBUTION

This short form prospectus is being filed by the Corporation to qualify the distribution of up to 8,439,425 Warrant Shares issuable upon the exercise of 8,439,425 Warrants. Each Warrant is exercisable to purchase one Warrant Share at a price of C$45.75 at any time prior to 5:00 p.m. (Vancouver time) on June 9, 2011.

The Warrants were originally (a) qualified for distribution in Canada by the Corporation’s short form base shelf prospectus (the “Shelf”) dated May 5, 2006, and (b) registered in the United States under the Corporation’s registration statement on Form F-10 (the “Original Registration Statement”) which became effective on May 9, 2006. The registration of the Warrants in the United States does not include the registration of the issuance of the Warrant Shares (as it does in Canada). The Original Registration Statement is intended to remain effective in order to register the issuance of the Warrant Shares upon the exercise of the Warrants for United States holders of the Warrants. Under the Multijurisdictional Disclosure System (“MJDS”), Canadian home jurisdiction requirements control the period of effectiveness of the Shelf and the Original Registration Statement which, in this case, is 25 months following effectiveness. As a result, the Shelf and the Original Registration Statement were deemed to have expired on June 9, 2008. Under United States securities laws, the Corporation must file the Registration Statement to register the issuance of the Warrant Shares in the United States until the June 9, 2011, the expiry date of the Warrants, so that the Warrant Shares can be freely tradable upon issuance.

TRADING PRICE AND VOLUME

Common Shares

The Common Shares are listed and posted for trading on the NYSE under the symbol “GG” and on the TSX under the symbol “G”. The following table sets forth information relating to the trading of the Common Shares on the TSX for the months indicated.

	High	Low
Month	(C$)	(C$)	Volume

January 2009	38.97	29.08	100,037,635
February 2009	41.60	34.03	86,509,393
March 2009	43.60	33.53	98,930,577
April 2009	44.00	32.61	74,488,183
May 2009	44.90	32.39	66,309,367
June 2009	43.25	37.50	60,392,666
July 2009	42.61	37.11	40,563,007
August 2009	42.10	37.07	33,560,079
September 2009	46.45	39.50	71,010,215
October 2009	45.37	38.40	54,727,375
November 2009	47.99	39.39	63,935,669
December 2009	48.37	39.98	59,962,275

The price of the Common Shares as quoted by the TSX at the close of business on December 31, 2009 was C$41.35 and on March 18, 2010 was C$39.82.

Warrants

The Warrants are listed and posted for trading on the NYSE under the symbol “GGWS” and on the TSX under the symbol “G.WTG”. The following table sets forth information relating to the trading of the Warrants on the TSX for the months indicated.

	High	Low
Month	(C$)	(C$)	Volume

January 2009	12.90	4.66	253,602
February 2009	11.69	8.76	117,132
March 2009	11.75	8.26	116,686
April 2009	11.69	7.60	72,346
May 2009	11.77	8.00	72,805
June 2009	11.78	8.65	71,336
July 2009	10.14	8.13	24,395
August 2009	9.90	7.94	30,361
September 2009	10.45	8.19	90,395
October 2009	9.72	6.90	129,183
November 2009	9.50	7.44	565,044
December 2009	9.50	6.51	243,085

The price of the Warrants as quoted by the TSX at the close of business on December 31, 2009 was C$7.50 and on March 18, 2010 was C$5.20.

LEGAL MATTERS

Certain legal matters will be passed upon by (a) Cassels Brock & Blackwell LLP, the Corporation’s Canadian counsel, on matters of Ontario law and the federal laws of Canada applicable in Ontario, and (b) Neal, Gerber & Eisenberg LLP, the Corporation’s United States counsel, on matters of United States federal securities law.

On the date of this short form prospectus, the partners and associates of Cassels Brock & Blackwell LLP and Neal, Gerber & Eisenberg LLP, each as a group, own beneficially, directly or indirectly, in the aggregate, less than 1% or no securities of the Corporation.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in the Province of British Columbia provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. The securities legislation in the Province of British Columbia further provides a purchaser with remedies for rescission or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the Securities Act (British Columbia). The purchaser should refer to any applicable provisions of the Securities Act (British Columbia) for the particulars of these rights or consult with a legal adviser.

Rights and remedies may also be available to purchasers under United States law; purchasers may wish to consult with a United States lawyer for particulars of these rights.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Corporation is an Ontario corporation and its principal place of business is in Canada. The majority of the directors and officers of the Corporation are resident outside of the United States and a substantial portion of its assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation or its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

The Corporation filed with the SEC, concurrently with its registration statement on Form F-10 of which this short form prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of securities under this short form prospectus.

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We have read the preliminary short form base shelf prospectus of Goldcorp Inc. (the “Corporation”) dated March 19, 2010 qualifying the distribution of common shares of the Corporation issuable upon exercise of common share purchase warrants of the Corporation. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned prospectus of our report to the shareholders of the Corporation on the consolidated balance sheets of the Corporation as at December 31, 2009 and 2008, and the consolidated statements of earnings, cash flows, shareholders’ equity and comprehensive income for each of the three years in the period ended December 31, 2009. Our report is dated March 11, 2010.

(Signed) Deloitte & Touche Llp
Independent Registered Chartered Accountants
Vancouver, British Columbia
March 19, 2010

CERTIFICATE OF THE CORPORATION

Dated: March 19, 2010

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the Province of British Columbia.

(Signed) Charles A. Jeannes	(Signed) Lindsay A. Hall
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(Signed) Peter J. Dey	(Signed) P. Randy Reifel
Director	Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION

Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action, investigative or other proceeding, to which the individual is involved because of that association with the Registrant or other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful. A director is entitled to indemnification in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense from the Registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at a Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual was made a party by reason of being or having been a director or officer of the Registrant or other corporation if the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted at the Registrant’s request; in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds in believing that the individual’s conduct was lawful; and a court or other competent authority has not judged that the individual has committed any fault or omitted to do anything that the individual ought to have done.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

The exhibits to this Registration Statement are listed in the Exhibit Index which appears elsewhere herein.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

At the time of filing this Registrant Statement on Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, country of Canada, on March 19, 2010.

GOLDCORP INC.

By:	/s/ Charles A. Jeannes
Charles A. Jeannes
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Jeannes, David L. Deisley or Anna M. Tudela, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form F-10 and any or all amendments to the above Registration Statements, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and powers of attorney have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles A. Jeannes Charles A. Jeannes	President, Chief Executive Officer and Director (principal executive officer)	March 19, 2010

/s/ Lindsay A. Hall Lindsay A. Hall	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	March 19, 2010

/s/ Ian W. Telfer Ian W. Telfer	Director (Chairman)	March 19, 2010

/s/ Douglas M. Holtby Douglas M. Holtby	Director (Vice-Chairman)	March 19, 2010

/s/ John P. Bell John P. Bell	Director	March 19, 2010

/s/ Lawrence I. Bell Lawrence I. Bell	Director	March 19, 2010

/s/ Beverley A. Briscoe Beverley A. Briscoe	Director	March 19, 2010

Signature	Title	Date

/s/ Peter J. Dey Peter J. Dey	Director	March 19, 2010

/s/ P. Randy Reifel P. Randy Reifel	Director	March 19, 2010

/s/ A. Dan Rovig A. Dan Rovig	Director	March 19, 2010

/s/ Kenneth F. Williamson Kenneth F. Williamson	Director	March 19, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Goldcorp Inc. in the United States on March 19, 2010.

By:	/s/ David S. Stone
David S. Stone

EXHIBIT INDEX

Exhibit	Description

4.1	Annual Information Form of the Registrant dated March 19, 2010 for the year ended December 31, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009, as filed with the Commission on March 19, 2010).
4.2	Audited Consolidated Financial Statements of the Registrant including the notes thereto, as of December 31, 2009 and 2008 and for each of the years ended December 31, 2009, 2008 and 2007 together with the report of the auditors thereon, including a reconciliation to United States Generally Accepted Accounting Principles (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009, as filed with the Commission on March 19, 2010).
4.3	Management’s Discussion and Analysis of the Registrant for the year ended December 31, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009, as filed with the Commission on March 19, 2010).
4.4	Management Information Circular of the Registrant dated March 27, 2009, other than the sections not required to be incorporated by reference herein (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Commission on April 10, 2009).
4.5	Material Change Report of the Registrant dated January 14, 2010 (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Commission on January 14, 2010).
5.1	Consent of Deloitte & Touche LLP
5.2	Consent of Cassels Brock & Blackwell LLP
5.3	Consent of S. Blais
5.4	Consent of C. Osiowy
5.5	Consent of R. Bryson
5.6	Consent of F. Brown
5.7	Consent of R. Rivera
5.8	Consent of M. Verma
5.9	Consent of B. T. Hennessey
5.10	Consent of D. Wells
5.11	Consent of J. Novillo
5.12	Consent of P. Stephenson
5.13	Consent of H. Smith
5.14	Consent of M. Butcher
5.15	Consent of C. Carr
5.16	Consent of A. Tripp
5.17	Consent of J. Voorhees
5.18	Consent of M. Belanger
5.19	Consent of D. Crick
5.20	Consent of A. Stechishen
5.21	Consent of P. J. Barton
5.22	Consent of A. Ross
5.23	Consent of M. Hester
5.24	Consent of D. Kappes
5.25	Consent of J. Lupo
6.1	Powers of Attorney (contained in the signature pages of the Registration Statement on Form F-10)